SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 22, 2003

Avatex Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8549	25-1425889
(Commission File Number)	(I.R.S. Employer Identification No.)

17000 Preston Road, Suite #310 Dallas, Texas	75248
(Address of Principal Executive Offices)	(Zip Code)

972-818-3938

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events

As previously reported, on December 11, 2002, Avatex Corporation (“Avatex”) and five subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and are consolidated under the Company’s case no. 02-81268-SAF-11.  On April 11, 2003, the Bankruptcy Court confirmed the Debtors’ First Amended Joint Plan of Reorganization, as Modified (the “Plan”).  The Plan became effective on April 22, 2003.

Under the Plan, (i) holders of the 6.75% notes issued by Avatex Funding, Inc. as of the Effective Date received beneficial interests in the Avatex Liquidating Trust that is being created pursuant to the Plan, (ii) holders of Avatex’s common stock who filed proofs of interest in the chapter 11 case received junior beneficial interests in the Avatex Liquidating Trust, and (ii) all warrants to purchase Avatex’s common stock were cancelled as of the Effective Date.  Beneficial interests in the Avatex Liquidating Trust are uncertificated and generally non-assignable and nontransferable.  As a result, there are no longer any holders of any securities of a class issued by the Debtors that is registered pursuant to the Securities Exchange Act of 1934, as amended.

Item 7.            Financial Statements and Exhibits

(c)           Exhibits

99.1     Transmittal of Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the Period ended March 31, 2003 as filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

Item 9.            Regulation FD Disclosure.

Attached to this report as Exhibit 99.1 are copies of the Transmittal of Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the Period ended March 28, 2003 for Avatex and Avatex Funding, Inc., as filed with the Bankruptcy Court.  Copies of such reports for the remaining Debtors - Davenport, Inc., National Aluminum Corporation, Natmin Development Corporation and US HealthData Interchange, Inc. – may be obtained by contacting Avatex at the address and phone set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVATEX CORPORATION
(Registrant)

Date: April 23, 2003	By:	/s/ Robert H. Stone
Robert H. Stone Chief Restructuring Officer, General Counsel and Secretary